                   151 Farmington Avenue        Susan E. Bryant
                   Hartford, CT 06156           Counsel
                                                Law and Regulatory Affairs, RC4A
                                                (860) 273-7834
                                                Fax: (860) 273-8340

November 26, 1996




     Securities and Exchange Commission
     450 Fifth Street, N.W.
     Washington, D.C.  20549

     Attention:  Filing Desk

            Re: Variable Annuity Account B of Aetna Life Insurance and Annuity Company Post-Effective Amendment No. 11 to the Registration Statement on Form N-4 File Nos. 33-75996* and 811-2512
                 -------------------------------------------


Gentlemen:

As Counsel of Aetna Life Insurance and Annuity Company (the "Company"), I hereby consent to the use of my opinion dated February 28, 1996 (incorporated herein by reference to the 24f-2 Notice for the fiscal year ended December 31, 1995 filed on behalf of Variable Annuity Account B of Aetna Life Insurance and Annuity Company on February 29, 1996) as an exhibit to this Post-Effective Amendment No. 11 to the Registration Statement on Form N-4 (File No. 33-75996) and to my being named under the caption "Legal Matters" therein.

Very truly yours,

/s/ Susan E. Bryant

Susan E. Bryant
Counsel
Aetna Life Insurance and Annuity Company


----------------
* Pursuant to Rule 429(a) under the Securities Act of 1933, Registrant has included a combined prospectus under this Registration Statement which includes all the information which would currently be required in prospectuses relating to the securities covered by Registration Statement No. 2-52448 and the individual deferred compensation contracts covered by Registration Statement No. 33-76000.